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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



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                                                                                                      EXHIBIT 21
                                                                                                      ----------

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                    Percent of        State of
                 Parent                         Subsidiary or Organization           Ownership      Incorporation
                 ------                         --------------------------           ---------      -------------
First Robinson Financial Corporation      First Robinson Saving Bank, N.A.             100%            Federal
First Robinson Savings Bank, N.A.         First Robinson Service Corporation           100%           Illinois
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